EXHIBIT 23.12

                          INDEPENDENT AUDITORS' CONSENT

         As independent auditors, we hereby consent to the incorporation by reference of our report dated June 22, 1995 with respect to UroMed Technologies, Inc. in this Registration Statement on Form S-4 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.


/s/ Roy Cline, CPA, PA

Roy Cline, CPA, PA
Altamonte Springs, Florida
July 29, 1996